UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2014 (August 18, 2014)

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34733 (Commission File Number)	27-1855740 (IRS Employer Identification No.)

1001 Fannin Street, Suite 2500
Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(281) 404-1890
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 18, 2014, Niska Gas Storage Partners LLC (the “Company”) issued a press release announcing that the Company will participate in the 2014 CITI One-on-One MLP/Midstream Infrastructure Conference being held August 20 — 21, 2014 in Las Vegas, Nevada and that Bill Shea, Chairman, President and Chief Executive Officer, Rick Staples, Executive Vice President and Chief Commercial Officer, Vance Powers, Chief Financial Officer, Mark Casaday, Chief Operating Officer and Rob Wallace, Vice President, Finance and Corporate Development will be conducting one-on-one meetings with institutional investors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The presentation materials utilized at the conference will be accessible on the morning of Wednesday, August 20, 2014 on the Company’s website at www.niskapartners.com under the “Investor Centre” tab.

The information in this Current Report on Form 8-K, including the exhibit attached hereto, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Niska Gas Storage Partners LLC dated August 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: August 18, 2014	By:	/s/ Jason A. Dubchak
Name: Jason A. Dubchak
Title: Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of Niska Gas Storage Partners LLC dated August 18, 2014